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                                                                   EXHIBIT 10.41



                            HORSESHOE GAMING, L.L.C.

                              UNIT OPTION AGREEMENT


      THIS UNIT OPTION AGREEMENT (this "Agreement") is entered into as of February 1, 1997 by and between Horseshoe Gaming, L.L.C. (the "Company") and Larry Lepinski ("Optionee") pursuant to the Company's 1997 Unit Option Plan (the "Plan"). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.



                                    RECITALS

      A. The Company considers it desirable to give Optionee an incentive to advance the Company's interest through the opportunity to acquire an equity interest and thus participate in the Company's growth, development and financial success.

      B. The Company has determined to grant Optionee the right to purchase Units pursuant to the terms and conditions of this Agreement.


                                    AGREEMENT

      NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties agree as follows:

      1. Option; Number of Units. The Company hereby grants to Optionee the right (the "Option") to purchase up to 252,490 Units (the "Units") at a price of $3.47 per Unit (the "Purchase Price"). The Option and the right to purchase all or any portion of the Units are subject to the terms and conditions stated in this Agreement and in the Plan, including, without limitation, the provisions of Sections 4, 10, 13 (b), and 14 of the Plan and Sections 3 and 4 hereof. Upon exercise of the Option, Optionee shall become a member of the Company, with the rights and benefits, and subject to the terms and conditions, set forth in the Company's Limited Liability Company Agreement and the Company's Limited Liability Company Agreement shall (if necessary) be amended to so provide. The Optionee agrees to comply with, and be subject to, the provisions of the Company's Limited Liability Company Agreement and to do all acts required thereunder.

      2. Vesting. The Option shall vest in three (3) equal annual installments of 33 1/3% of the Units covered by the Option on each of the first through third anniversaries of the date of Optionee's employment with the Company pursuant to the Employment Agreement between the Company and Optionee dated October 1, 1995, as amended by that certain First Amendment to Employment Agreement dated July 1, 1996. Notwithstanding the foregoing, in the event Jack B. Binion (including any entities through which Jack B. Binion holds his ownership interest in the

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Company), family members of Jack B. Binion and/or trusts established for the benefit of his heirs transfer controlling interest in the Company to a third party in a transaction other than a public offering, the Option shall immediately become fully vested.

      3. Term of Option. Except for the rights conferred upon the Company pursuant to Section 7 below, the Option, and Optionee's right to exercise the Option, shall terminate when the first of the following occurs:

            (a) termination pursuant to Section 13 (b) or Section 14 of the Plan;

            (b)   the expiration of ten (10) years from the date hereof; or

            (c) ninety (90) days after the date of termination of Optionee's (i) employment or (ii) consulting relationship, as applicable, with the Company and all of the Subsidiaries and Related Entities, unless such termination results from Optionee's death or disability (within the meaning of Section 105 (d) (4) of the Internal Revenue Code of 1986, as amended) or Optionee dies within ninety (90) days after the date of termination of Optionee's employment or consulting relationship with the Company and all of the Subsidiaries and Related Entities, in which case this Agreement and the Option shall terminate 180 days after the date of termination of Optionee's employment or consulting relationship with the Company and all of the Subsidiaries and Related Entities.

      4. Termination of Employment. The termination for any reason of Optionee's employment or consulting relationship with the Company and all of the Subsidiaries and Related Entities shall not accelerate the vesting of the Option or affect the number of Units with respect to which the Option may be exercised; provided, however, that the Option may only be exercised with respect to that number of Units which could have been purchased under the Option had the Option been exercised by Optionee on the date of such termination and shall in all events be subject to Section 3 hereof.

      5. Death of Optionee; No Assignment. The rights of Optionee under this Agreement may not be assigned or transferred except by will, by the laws of descent or distribution or inter vivos to a trust for the benefit of Optionee or Optionee and Optionee's spouse and may be exercised during the lifetime of Optionee only by such Optionee; provided, however, that in the event of disability (within the meaning of Section 105 (d) (4) of the Internal Revenue Code of 1986, as amended) of Optionee, a designee of Optionee (or the Optionee's legal representative if Optionee has not designated anyone) may exercise the Option on behalf of Optionee (provided the Option would have been exercisable by Optionee) until the right to exercise the Option expires pursuant to Section 3 hereof. Any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If Optionee should die while Optionee is engaged in an employment or consulting relationship with the Company and/or any Subsidiary or Related Entity, and provided Optionee's rights hereunder shall have vested, in whole or in part, pursuant to Section 2 hereof, Optionee's, designee, legal representative, or legatee, the successor trustee of Optionee's inter
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vivos trust or the person who acquired the right to exercise the Option by reason of the death of Optionee (individually, a "Successor") shall succeed to Optionee's rights under this Agreement. After the death of Optionee, only a Successor may exercise the Option.

      6. Exercise of Option. On or after the vesting of all or any portion of the Option in accordance with Section 2 hereof and until termination of the Option in accordance with Section3 hereof, the Option may be exercised by Optionee (or such other person specified in Section 5 hereof) to the extend exercisable as determined under Section 2 hereof, upon delivery of the following to the Company at its principal executive offices:

            (a) a written notice of exercise which identifies this Agreement and states the number of Units to be purchased;

            (b) a check, cash or an combination thereof in the amount of the aggregate Purchase Price (or payment of the aggregate Purchase Price in such other form of lawful consideration as the Committee may approve from time to time under the provisions of Section 7 of the
            Plan);

            (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise, in whole or in part, of the Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other income paid to Optionee by the Company or any Subsidiary or Related Entity, provided such arrangements satisfy the requirements of applicable tax laws);

            (d) a written representation and undertaking, if requested by the Company pursuant to Section 8 (b) hereof, in such form and substance as the Company may require, setting forth the investment intent of Optionee, or a Successor, as the case may be, and such other agreements, representations and undertakings as described in the Plan; and

            (e) such further acts as may be necessary to admit Optionee as a member of the Company, including becoming a party to the Company's Limited Liability Company Agreement, as then in effect.

      7.    Representations and Warranties of Optionee.

            (a) Optionee represents and warrants that the Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

            (b) Optionee acknowledges that the Company may issue Units upon the exercise of the Option without registering or qualifying such securities under


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            federal or state securities laws on the basis of certain exemptions from such registration or qualification requirements. Accordingly, Optionee agrees that Optionee's exercise of the Option may be expressly conditioned upon Optionee's delivery to the Company of such representations and undertakings as the Company may reasonable require in order to secure the availability of such exemptions, including a representation that Optionee is acquiring the Units for investment and not with a present intention of selling or otherwise disposing of such Units. Optionee acknowledges that, because Units received upon exercise of an Option may be unregistered, Optionee may be required to hold the Units indefinitely unless they are subsequently registered for resale under the Act or an exemption from such registration is available.

            (c) Optionee acknowledges that the Company's obligation to issue the Units upon exercise of the Option is expressly conditioned upon the compliance by the Company with any registration or other qualification obligations with respect to such Units under any state and/or federal law or rulings and regulations of any government regulatory body, including without limitation, any and all applicable gaming regulatory authorities of the states in which the Company's Subsidiaries operate or intend to operate, and/or the filing by Optionee of any background applications required by such gaming authorities.

            (d) Optionee acknowledges receipt of this Agreement granting the Option, and the Plan, and understands that all rights and liabilities connected with the Option are set forth herein and in the Plan, including without limitation, the Company's right to repurchase from Optionee all Units acquired upon exercise of the Option as provided in Section 13 hereof and in Section 20 of the Plan.

            (e) Optionee acknowledges receipt of a copy of the Company's Limited Liability Company Agreement, as in effect on the dates hereof and understands that any Unit acquired by exercise of the Option will be subject to the provisions of the Company's Limited Liability Company Agreement applicable to all of the Company's members, as in effect from time to time.

      8. No Rights As a Member. Optionee shall have no rights as a member in connection with the Units covered by the Option until the date (the "Exercise Date") an entry evidencing such ownership is made in the appropriate records of the Company. Except as may be provided under Section 10 of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

      9. This Agreement Subject to Plan. This Agreement is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control. A copy of the Plan is available to Optionee at the Company's principal executive offices upon request and without charge. The good faith interpretation of the Committee of any provision of the Plan, the


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Option or this Agreement, and any determination with respect thereto or hereto by the Committee, shall be final, conclusive and binding on all parties.

      10. Restrictive Legends. Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which Optionee resides may require the placement of certain restrictive legends upon the Units issued upon exercise of the Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Units as the Company, or its counsel, may reasonably deem necessary; provided, however, that any such legend or legends shall be removed when no longer applicable.

      11. Notices. All notices, requests and other communications hereunder shall be in writing and, if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):


            If to the Company:
            Horseshoe Gaming, L.L.C.
            330 South Fourth Street
            Las Vegas, NV  39101


            If to Optionee:
            Joseph Lawrence Lepinski
            595 Fairway Drive
            Hernando, MS  38632


      12. Not an Employment Agreement. Nothing contained in this Agreement shall confer, intend to confer or imply any rights to an employment relationship or rights to a continued employment relationship with the Company and/or any Subsidiary or Related Entity in favor of Optionee or limit the ability of the Company and/or any Subsidiary or Related Entity to terminate, with or without cause, in its sole and absolute discretion, its employment relationship with Optionee, subject to the terms of any written employment agreement to which Optionee is a party.

      13.   Right of Repurchase.

            (a) Any Units which may be purchased pursuant to the exercise of Options under this Agreement shall be subject to a right of repurchase in favor or the Company and its assigns from the date of purchase until such time as there is a Public Offering. "Public Offering" shall mean an underwritten public offering of

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            the voting securities of the Company or any of its Subsidiaries or
            Related Entities under the Securities Act of 1933, as amended, which results in gross proceeds to the Company or its Subsidiary or Related Entity, as the case may be, in excess of $25,000,000. In the event that the Company or its assigns wishes to exercise the right of repurchase, the Company or its assigns shall pay to Optionee in cash the then Fair Market Value of each Unit times the number of Units to be repurchased (the "Repurchase Price").

            (b) "Fair Market Value" shall mean the enterprise value of the Company, plus all consideration payable upon exercise of all outstanding options and warrants whose exercise would not be dilutive), less all debt of the Company (including, without limitation, capital lease obligations), each as determined in good faith by the Committee, divided by the number of Units outstanding plus the number of Units with respect to which options and warrants have been granted by the Company (other than options and warrants whose exercise would not be dilutive).

            (c) In the event that the Participant does not agree with the Company's determination of Fair Market Value, then the Company and the Participant will submit such matter to an independent appraisal to be conducted in Las Vegas, Nevada in accordance with the terms set forth below. Participant shall, within ten (10) days of Participant's receipt of written notice of the Company's determination of Fair Market Value, initiate such appraisal process by delivering written notice to the Company to such effect, designating the name of an appraiser that is to represent Participant in such appraisal process. Thereafter, within ten (10) days of receipt of such notice, the Company shall designate an appraiser to represent it in such process. Within ten (10) days after designation of the second appraiser, the two appraisers shall convene and agree upon a third appraiser. In the event that said two appraisers are unable to agree upon a third appraiser, then the third appraiser shall be selected by lottery, with each appraiser to submit the name of another reputable appraiser, and with the appraiser whose name is drawn in such lottery being designated for all purposes as the third appraiser.

                  Within ten (10) days after selection of the third appraiser, the three appraisers shall convene and attempt to agree upon the Fair Market Value. If unable to agree, then each appraiser shall within thirty (30) days thereafter prepare his own independent appraisal report and such reports shall be submitted to the Company and the Participant. Provided that the middle appraisal is within ten percent (10%) of either the high or low appraisal, then the middle appraisal (the highest and lowest appraisals being disregarded) shall be deemed to be the Fair Market Value and thus the valuation to be used for purposes of the L.L.C.'s acquisition of Employee's Ownership Interest. In the event that the middle appraisal is not within ten percent (10%) of either the high or low appraisal, then the determination of the Fair Market Value shall be submitted to binding arbitration, to be conducted in Las Vegas, Nevada pursuant to the then prevailing rules and regulations of the American Arbitration Association. In such arbitration,


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            each of the appraisers shall be entitled to submit their appraisal report and testify on behalf of the Company or the Participant. The arbitration panel, after hearing all evidence desired to be submitted by the Company and the Participant, shall determine said fair market value, and such decision by said arbitration panel shall be binding upon the Company and the Participant. The cost of the arbitration shall be borne equally by the Company and the Participant.

            (d) The Repurchase Price to be paid by the Company as determined by agreement or appraisal as described herein shall be paid in three
            (3) equal principal installments, with the first payment being due within ten (10) days after determination of or agreement as to Fair Market Value, the second payment shall be due and payable one (1) year thereafter and the last payment shall be due and payable two
            (2) years thereafter; provided, however, that if the value is less than $750,000 then the entire Purchase Price shall be paid to the Participant in one lump sum within ten (10) days after determination of agreement as to Fair Market Value. Notwithstanding the foregoing, in the event any of the Company's loan agreements prohibit payment of the Repurchase Price to be made over the period set forth above, then the Participant agrees that the Repurchase Price shall be paid in equal principal installments over the time period permitted by such loan agreements but in no event over a period in excess of five
            (5) years. Such obligation shall bear interest at the prime rate of interest, as quoted from time to time by the largest commercial bank (in terms of assets) in the State of Nevada, and accrued but unpaid interest shall be due and payable together with each annual principal installment.

            The Company and Participant agree that any persons chosen to represent them as appraisers shall be qualified and competent MAI appraisers of a certified public accountant with one of the "Big Six" accounting firms, experienced in valuing closely held partnerships or corporations.

            The Company shall bear the cost of its appraiser, the Participant shall bear the cost of its appraiser and the Company and the Participant shall each bear one-half (1/2) of the cost of the third appraiser.

      14. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Delaware without regard to the conflict of law provisions thereof.

      15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.




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      IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the date first above written.

                                    HORSESHOE GAMING, L.L.C.

                                    By:


                                    /s/ Paul R. Alanis
                                    ------------------------------------------

                                    OPTIONEE


                                    /s/ Larry Lepinski
                                    ------------------------------------------
                                    LARRY LEPINSKI




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